UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): November 3, 2011

SANTARUS, INC.

(Exact Name of Registrant as Specified in Its Charter)

Delaware	0-50651	33-073443
(State or Other Jurisdiction of Incorporation or Organization)	(Commission File Number)	(I.R.S. Employer Identification No.)

3721 Valley Centre Drive, Suite 400, San Diego, California 92130

(Address of Principal Executive Offices) (Zip Code)

(858) 314-5700

(Registrant’s Telephone Number, Including Area Code)

N/A

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01.	Entry into a Material Definitive Agreement.

Pursuant to the terms of the commercialization agreement Santarus, Inc. (“Santarus”) entered into with Depomed, Inc. (“Depomed”) on August 22, 2011 (as discussed in the current report on Form 8-K filed with the Securities Exchange Commission on August 22, 2011), on November 3, 2011, Santarus entered into an assignment and assumption agreement (the “Assignment and Assumption Agreement”) with Depomed pursuant to which it assumed all of Depomed’s rights and obligations under a commercial manufacturing agreement (the “Manufacturing Agreement”) with Patheon Puerto Rico, Inc. (f/k/a MOVA Pharmaceutical Corporation) (“Patheon”), which provides that Patheon will serve as the sole commercial supplier of Santarus’ Glumetza® 500 mg (metformin hydrochloride extended release tablets) prescription products in the U.S. Glumetza is a once-daily, extended-release formulation of metformin that incorporates patented drug delivery technology and is indicated as an adjunct to diet and exercise to improve glycemic control in adult patients with type 2 diabetes.

The Manufacturing Agreement was originally entered into by and between Patheon and Depomed, in December 2006. The initial term of the Manufacturing Agreement expired on June 3, 2010, at which point it automatically renewed for an additional term that expires on June 3, 2012. Thereafter, the Manufacturing Agreement automatically renews for additional terms of two years each, unless one party gives notice to terminate 12 months prior to the expiration of the current term. Neither party to the Manufacturing Agreement has given notice to terminate. In addition, Santarus may terminate the Manufacturing Agreement upon 180 days’ written notice to Patheon if, due to market conditions, selling the Glumetza product becomes commercially unfeasible and Santarus discontinues selling the product. Either party may terminate the agreement if the other party fails to perform any material term of the agreement, subject to prior written notice within a specified time period, or in the event of the other party’s insolvency or bankruptcy.

The foregoing description of the terms of the Assignment and Assumption Agreement and the Manufacturing Agreement are qualified in their entirety by reference to the provisions of the Assignment and Assumption Agreement and the Manufacturing Agreement, respectively, which will be filed as exhibits to Santarus’ Annual Report on Form 10-K for the year ending December 31, 2011. Santarus will be requesting confidential treatment for certain terms of the Manufacturing Agreement, which request will be filed separately with the Securities and Exchange Commission.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

SANTARUS, INC.

Date: November 4, 2011	By:	/s/ Gerald T. Proehl
	Name:	Gerald T. Proehl
	Title:	President and Chief Executive Officer